[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed

Exhibit 10.22

THIS DEED OF ASSIGNMENT AGREEMENT is made on 28 March 2022

本转让契据协议于2022年3月28日订立

BETWEEN:

(1)	ZHONGHE TIANCHENG TECHNOLOGY DEVELOPMENT (BEIJING) CO. LTD whose registered office is at . (“Assignor”) 转让人; and

(2)	GRAPHJET TECHNOLOGY SDN BHD incorporated under the law of Malaysia with company number 201901046089 (1355419-P) whose registered office is at L4-E-8 Enterprise 4 Technology Park Malaysia 57000 Bukit Jalil, Kuala Lumpur. (“Assignee”).

受让人

BACKGROUND:

(A)	The Assignor is the owner of the Assigned Rights (as defined below).

转让人是受让权利的所有人 (定义见下文)

(B)	The Assignor irrevocably transfer all its Intellectual property including patents, rights, trade secret, title and interest in and to the Assigned Rights to the Assignee.

转让人不可撤销的将其所有知识产权转让给受让人，包括专利、权利、商业秘密、所有权和对受让权利的权益

(C)	The Assignor fully aware, agreed and understand this assignment and transfer under this agreement is irrevocable.

转让人充分知悉，同意并理解本次转让及本协议项下的转让不可撤销.

(D)	The Parties hereto hereby agree that this Agreement shall come into force on the date of this Agreement and shall be legal, binding and remain in force unless early determination in accordance with the terms and conditions herein contained.

双方特此同意，本协议自签字盖章之日起生效，并具有法律效力、约束力并继续有效，除非根据本协议所载的条款和条件及早做出决定。

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IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

定义和解释

1.1	The definitions and rules of interpretation in this clause apply in this Assignment.

本条款中的定义和解释规则适用于本转让。

Assigned Rights: the intellectual property described in Schedule 1.

转让权利：附表1中描述的知识产权。

Intellectual Property Rights: patents, utility models, rights to inventions, technology, method statement, extraction model and process, copyright and neighbouring and related rights, moral rights, trademarks, trade code, service trademarks and domain names, rights in get-up and trade dress, goodwill and the rights to sue for counterfeit or unfair competition, design rights, semiconductor topography rights, database rights, confidential information (including know-how and trade secrets and the rights to use and protect confidential information) and all other intellectual property rights, in each case whether registered or unregistered, including all applications, registrations granted pursuant to any of the applications and rights to apply for and be granted, renewals or extensions of and rights to claim priority from such rights, and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

知识产权：专利、实用新型、发明权、技术、方法声明、提取模型和过程、版权和邻接权和相关权、精神权利、商标、服务商标和域名、使用权商业外观、商誉和起诉假冒或不正当竞争的权利、设计权、半导体拓扑权、数据库权、机密信息（包括专有技术和商业秘密以及使用和保护机密信息的权利）和所有其他知识产权，在每种情况下，无论是注册的还是未注册的，包括所有申请、根据任何申请授予的注册以及申请和被授予的权利、续展或延期以及要求此类权利的优先权的权利，以及所有现在或将来在世界任何地方存在或将存在的类似或同等权利或保护形。

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1.2	The Schedules form part of this Assignment and shall have effect as if set out in full in the body of this Assignment. Any reference to this Assignment includes the Schedules.

附表构成本转让的一部分，并应如同在本转让正文中完整列出一样具有效力。

对本任务的任何引用都包括列表

1.3	Any words following the terms “including”, “include” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

“包括”、”包括”或任何类似表达之后的任何词语均应解释为说明性的，不应限 制这些词语之前的词语的含义。

2.	ASSIGNMENT

委托/任务

In consideration of the sum of one million Ringgit Malaysia (MYR [***]) (receipt of which the Assignor hereby acknowledges), the Assignor hereby assigns to the Assignee absolutely with full title guarantee all its property, right, title and interest in and to:

以[***]马币（[***]马币）的总和（转让人特此确认的收据），转让人特此向受让人绝对转让其所有财产、权利、所有权和权益，并保证其在：

2.	the Assigned Rights; and

受让权利；和

3.	the right to bring and defend proceedings, and obtain and retain any relief recovered (including damages or an account of profits) in respect of any infringement, or any other cause of action arising from ownership, of any of the Assigned Rights whether occurring before, on, or after the date of this Assignment.

提起诉讼和辩护的权利，以及获得和保留因任何转让权利的任何侵权或因所有权引起的任何其他诉讼因由而获得的任何救济（包括损害赔偿或利润账户）的权利，无论是否发生在之前，在本转让的日期或之后。

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3.	WARRANTIES

保证

-

The Assignor warrants that:

转让人保证：

4.	it is the sole legal and beneficial owner of, and owns all the rights and interests in, the Assigned Rights;

它是受让权利的唯一合法和实益拥有人，并拥有受让权利的所有权利和利益；

5.	for each of the applications and registrations listed in Schedule 1 it is properly registered as the applicant or registered proprietor, and all application, registration and renewal fees have been paid;

对于附表1

中列出的每项申请和注册，其已正确注册为申请人或注册所有人，并且已支付所有申请、注册和续展费用；

6.	save as set out in Schedule 2, it has not licensed or assigned any of the Assigned Rights and the Assigned Rights are free from any security interest, option, mortgage, charge or lien;

除附表2

规定外，其未许可或转让任何受让权利，且受让权利不受任何担保权益、选择权、抵押、押记或留置权；

7.	it is unaware of any infringement or likely infringement of any of the Assigned Rights;

不知道对任何转让权利的任何侵犯或可能侵犯；

8.	so far as it is aware, all the Assigned Rights are valid and subsisting and there are and have been no claims, challenges, disputes or proceedings, pending or threatened, in relation to the ownership, validity or use of any of the Assigned Rights, and there is nothing that might prevent any application listed in Schedule 1 proceeding to grant;

据其所知，所有受让权利均有效且持续存在，并且没有任何未决或威胁的索赔、挑战、争议或诉讼，与任何权利的所有权、有效性或使用有关转让的权利，并且 没有任何东西可以阻止附表1中列出的任何申请继续授予；

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9.	so far as it is aware, exploitation of the Assigned Rights will not infringe the rights of any third party; and

据其所知，对转让权利的利用不会侵犯任何第三方的权利；和

10.	the materials the subject of the Assigned Rights are its original work and have not been copied wholly or substantially from any other source save where indicated otherwise in the materials.

受让权利标的材料是其原创作品，除材料中另有说明外，未从任何其他来源全部或大部分复制。

4.	MORAL RIGHTS

道德权利

The Assignor irrevocably and unconditionally waives in favour of the Assignee all and any moral or equivalent rights (whether conferred by the Copyright, Design and Patents Act 1983, Patents Regulation 1986 Malaysia, Patent Act 1985 China or otherwise) which the Assignor may now or at any time possess in respect of the works comprised within the Assigned Rights in so far as legally possible in any part of the world.

转让人不可撤销且无条件地放弃转让人现在或在在法律上可能的范围内，任何时候在世界任何地方拥有与所转让权利中包含的作品有关的作品。

5.	FURTHER ASSURANCE

进一步的保证

5.1	The Assignor shall, at the request and cost of the Assignee, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution or delivery of) all further documents which the Assignee reasonably considers necessary to give full effect to this Assignment or to vest in the Assignee the full benefit of the Assigned Rights including registration of the Assignee as applicant or proprietor of the Assigned Rights.

转让人应根据受让人的要求和费用，执行（或促使执行）所有进一步的行为和事情，并签署和交付（或促使执行或交付）受让人合理认为必要的所有进一步文件使本转让完全生效或将转让权利的全部利益授予受让人，包括将受让人登记为转让权利的申请人或所有人。

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5.2	The Assignor shall, at the request and cost of the Assignee, assist the Assignee with any proceedings which may be brought by or against the Assignee against or by any third party in relation to the Assigned Rights.

转让人应根据受让人的要求和费用，协助受让人处理任何可能由或针对受让人针对或由任何第三方就受让权利提起的诉讼。

5.3	In order to secure the performance of the Assignor’s obligations under this Assignment by way of security and in accordance with section 6 of the Powers of Attorney Act 1949 Malaysia and Article 410 of China Contract Law, the Assignor irrevocably and unconditionally appoints the Assignee to be its attorney in its name and on its behalf to execute documents, use the Assignor’s name and do all things which are necessary or desirable for the Assignee to obtain for itself or its nominee the full benefit of this clause. A certificate in writing, signed by any director or the secretary of the Assignee that any instrument or act falls within the authority conferred by this Assignment shall be conclusive evidence that such is the case so far as any third party is concerned.

为确保转让人以担保方式履行本转让书项下的义务，并根据马来西亚1949 年《授权书法》第6条和中国合同法第410 条，转让人不可撤销且无条件地任命受让人为其代理人以其名义并代表其签署文件，使用转让人的名义，并做所有必要或合意的事情，以使受让人为自己或其指定人获得本条款的全部利益。由受让人的任何董事或秘书签署的书面证明，证明任何文书或行为属于本转让所授予的权限，即为就任何第三方而言全是如此的确凿证据。

6.	WAIVER

放弃

No failure or delay by a party to exercise any right or remedy provided under this Assignment or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

任何一方未能或延迟行使本转让或法律规定的任何权利或补救措施均不构成对该权利或任何其他权利或补救措施的放弃，也不妨碍或限制进一步行使该权利或任何其他权利或补救措施。任何单独或部分行使此类权利或补救措施均不得阻碍或限制进一步行使该权利或任何其他权利或补救措施。

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7.	ENTIRE AGREEMENT AND VARIATION

整个协议和变更

7.1	This Assignment and the documents referred to or incorporated in it constitute the entire agreement between the parties relating to the subject matter of this Assignment and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in relation to the subject matter of this Assignment.

本转让和其中提及或包含的文件构成双方之间关于本转让标的的完整协议，并取代和取消任何先前的任何性质的草案、协议、承诺、陈述、保证和安排，无论是否或非书面形式，双方之间就本转让的标的物。

7.2	Each of the parties acknowledges and agrees that it has not entered into this Assignment in reliance on any statement or representation of any person (whether a party to this Assignment or not) other than as expressly incorporated in this Assignment.

各方承认并同意，除了本转让中明确包含的内容外，其并未依赖任何人（无论是否为本转让的一方）的任何陈述或陈述而订立本转让。

7.3	Without limiting the generality of the foregoing, each of the parties irrevocably and unconditionally waives any right or remedy it may have to claim damages and/or to rescind this Assignment by reason of any misrepresentation (other than a fraudulent misrepresentation) having been made to it by any person (whether party to this Assignment or not) and upon which it has relied in entering into this Assignment.

在不限制上述一般性的情况下，各方不可撤销且无条件地放弃任何权利或补救措施，其可能因任何虚假陈述（欺诈性虚假陈述除外）而要求损害赔偿和/或撤销本转让。由任何人（无论是否参与本转让）并在订立本转让时所依赖的人。

7.4	Each of the parties acknowledges and agrees that the only cause of action available to it under the terms of this Assignment and the documents referred to or incorporated in this Assignment shall be for breach of contract.

各方承认并同意，根据本转让条款和本转让中提及或包含的文件，其唯一可用的诉讼理由是违约。

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7.5	Nothing contained in this Assignment or in any other document referred to or incorporated in it shall be read or construed as excluding any liability or remedy as a result of fraud.

本转让或其中提及或纳入的任何其他文件中的任何内容均不得被阅读或解释为排除因欺诈而导致的任何责任或补救措施。

7.6	No variation of this Assignment shall be valid unless it is in writing and signed by or on behalf of each of the parties to this Assignment.

除非以书面的形式并由本转让各方或其代表签署，否则本转让的任何变更均无效。

8.	SEVERABILITY

可分割性

The invalidity, illegality or unenforceability of any provisions of this Assignment shall not affect the continuation in force of the remainder of this Assignment.

本转让任何条款的无效、非法或不可执行不应影响本转让其余部分的继续有效。

9.	GOVERNING LAW AND JURISDICTION

适用法律和管辖权

9.1	This Assignment and any dispute or claim arising out of or in connection with it or its subject matter or formation including non-contractual disputes or claims shall be governed by and construed in accordance with the laws of Malaysia.

本转让和由其或其标的物或形成引起或与之相关的任何争议或索赔，包括非合同争议或索赔，均应受马来西亚法律管辖并按其解释。

9.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of Malaysia over any claim or matter arising under or in connection with this Assignment.

各方不可撤销地同意接受马来西亚法院对于本转让引起的或与本转让有关的任何索赔或事项的专属管辖权。

10.	COUNTERPARTS

对口

This Assignment may be executed in any number of counterparts each of which when executed and delivered by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same Assignment.

本转让可以在任何数量的副本中执行，每一个副本在有本协议的一个或多个当事方签署和交付时均应构成原件，但所有副本均应构成一项且相同的转让。

This agreement has been irrevocable executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

本协议已作为契约不可撤销地执行，并于协议开始时规定的日期交付并生效。

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SCHEDULE 1

附表1

Details of Patents:

专利详情

Country or territory	Application or publication number	Date of filing or registration	Title / Description
国家或地区	申请或公布号	申请或注册日期	标题描述
MALAYSIA	PI2021002802 (attached Appendix A)	21 MAY 2021	INVENTION: A PALM-BASED SYNTHETIC GRAPHITE AND THE PREPARATION METHOD THEREOF

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SCHEDULE 2

附表2

[Insert in this schedule a details of any licences, previous assignments, security interest, option, mortgage, charge or lien relating to any of the Assigned Rights.]

【在本附表中插入与任何受让权利有关的任何许可、先前转让、担保权益、选择权、抵押、押记或留置权的详细信息。】

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Executed as a deed by Assignor		Name:
ZHONGHE TIANCHENG	)	No ID:
TECHNOLOGY DEVELOPMENT CO.	)
LTD	)	Signature:	/s/ Liu Yu
in the presence of a witness:	)
)

Witness
Signature	/s/ Qiu YunHui

Witness name	QIU YUNHUI
(block capitals)

Witness address	1-605, Building 17,
No. 269, Anshun Road,
Yongshun Town, Tongzhou
District , Beijing, China

Executed as a deed, by Assignee GRAPHJET TECHNOLOGY	)
SDN BHD	)	Signature	/s/ Aw Jeen Rong
in the presence of a witness:	)
)
Name (block
		Capitals)	AW JEEN RONG
Director

Witness
Signature	/s/ Lim Hooi Beng

Witness name	LIM HOOI BENG
(block capitals)

Witness address	30, Jalan Awan Kecil 7
Taman OUG
58200 Kuala Lumpur, Malaysia

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